UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) December 24, 2003

Champps Entertainment, Inc.
(Exact name of Registrant as specified in charter)

Delaware
(State or other jurisdiction of incorporation)

0-22639 (Commission File Number)	04-3370491 (IRS Employee Identification No.)
10375 Park Meadows Drive, Suite 560, Littleton, CO (Address of principal executive offices)	80124 (Zip Code)

Registrant’s telephone number, including area code: (303) 804-1333

(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.

        On January 6, 2004, Champps Entertainment, Inc. issued a press release to report that on December 24, 2003 the District of Columbia Court of Appeals issued its decision in the matter of Daka, Inc., Appellant vs. Tyrone McCrae, Appellee. While the Court affirmed the award of compensatory damages and attorneys’ fees and costs, it vacated the punitive damages as unconstitutional and remanded the case to the trial court for re-determination of the punitive damages in accordance with the legal principles outlined in the opinion. The press release is attached as Exhibit 99.1 to this report and is incorporated into this Item 5 by reference.

         99.1 Press Release dated January 6, 2004.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Champps Entertainment, Inc (Registrant)

Date: January 6, 2004	By:/s/WILLIAM H. BAUMHAUER Name: William H. Baumhauer Its: Chairman of the Board, President and Chief Executive Officer